EXHIBIT 24.2

POWER OF ATTORNEY

By executing this Power of Attorney (this “Power of Attorney”), the undersigned irrevocably makes, constitutes and appoints Paul Donnelly (the “attorney-in-fact”) as his true and lawful attorney-in-fact, with full power of substitution to the undersigned and full power and authority in the undersigned’s name, place and stead, to, in accordance with the instructions of the undersigned:

(1)	execute for and on behalf of such party, all documents relating to the reporting of beneficial ownership of securities required to be filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to Section 13(d) or Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the “Exchange Act”), including, without limitation, Schedule 13D and Form 3, Form 4 and Form 5 and successive forms thereto (collectively, the “Ownership Reports”);

(2)	do and perform any and all acts for and on behalf of such party that may be necessary or desirable to complete and execute any such documents, complete and execute any amendment or amendments thereto, and timely file such documents with the SEC and any stock exchange, automated quotation system or similar authority; and

(3)	take any other action of any type whatsoever in furtherance of the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, such party, it being understood that the documents executed by the attorney-in-fact on behalf of such party pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in the attorney-in-fact’s discretion.

The undersigned acknowledges and agrees that, provided that the attorney-in-fact acts in accordance with the instructions of the undersigned, neither the attorney-in-fact nor any other person or entity has hereby assumed or shall be responsible for the undersigned’s responsibilities to comply with the requirements of Section 16 of the Exchange Act and any other applicable law.

This Power of Attorney shall not revoke any power of attorney that has been previously granted by the undersigned to any other person.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Ownership Reports, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact. For clarity, this Power of Attorney shall not be deemed to be revoked by any power of attorney that may be granted by the undersigned to any other person after the date hereof, unless any such subsequent power of attorney specifically refers to this Power of Attorney by the date of execution of this Power of Attorney by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of January 30, 2026.

/s/ James Christopher Hunt
James Christopher Hunt